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                                                               Exhibit 4.1
                               FOODMAKER INC.

                            AMENDED AND RESTATED
                     1992 EMPLOYEE STOCK INCENTIVE PLAN
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          Section 1.  Purpose of Plan.  The purpose of this 1992 Employee Stock
Incentive Plan ("Plan") of Foodmaker, Inc. (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

          Section 2. Persons Eligible under Plan. Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

          Section 3.  Awards.

          (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares"), (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Shares, or
(iii) any other security or benefit with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

          (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

          (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

          (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

                 (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                         (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

                         (B) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

                 (ii) a provision accelerating the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or


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                 (iii)   any provision required in order for such Award to
          qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

                 (iv) any provision required in order for such Award to qualify as "Performance-Based Compensation" as described in Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder. If the amount of compensation an Employee will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Award as Performance-Based Compensation, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a pre-established, objective performance goal. For this purpose, a pre-established, objective performance goal may include one or more of the following performance criteria;
          (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating income or net operating income, (ix) operating margin, (x) return on operating revenue, and (xi) any other similar performance criteria contemplated by the regulations under Section 162(m) of the Code.

          Section 4.  Stock Subject to Plan.

          (a) The maximum number of Common Shares that may be issued pursuant to Incentive Stock Options granted under this Plan is 3,775,000, subject to adjustment as provided in Section 7 hereof.

          (b) The maximum number of Common Shares that may be issued pursuant to all Awards (including Incentive Stock Options) granted under this Plan, other than Common Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards, is 3,775,000, subject to adjustment as provided in Section 7 hereof (such maximum number, as so adjusted, shall be referred to herein as the "Share Limitation").

          (c) All outstanding options to purchase shares of common stock, $.01 par value per share, of PDV Holdings, Inc. ("PDV") shall be converted into options to purchase common Shares (with the same rights, privileges and exercise prices as applied to such options pursuant to the terms of any Stock Option Agreements between PDV and the holders of such options) at such time as the proposed merger of PDV with and into the Company (the "Merger") is consummated. All such options, to the extent that they remain unexercised at the effective time of said Merger, shall be deemed Awards that have been granted under this Plan and the maximum number of Common Shares that may be issued pursuant to all Awards granted under this Plan shall include Common Shares issued pursuant to said options, other than Common Shares that are issued pursuant to said options and subsequently reacquired by the Company pursuant to the terms and conditions of said options.

          (d) No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such award, plus (ii) the number of Common Shares that have previously been issued pursuant to Awards granted under this Plan (including Common Shares issued pursuant to Awards described in (c), above), other than Common Shares that have been issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards, plus (iii) the maximum number of Common Shares that may be issued at any time thereafter pursuant to Awards granted under this Plan (including common Shares that may be issued at any time thereafter pursuant to Awards described in (c), above) that are outstanding on such date, does not exceed the Share Limitation.

          (e) Notwithstanding any other provision of this Plan, no Employee shall be granted Awards with respect to more than 400,000 shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation. The limitation set forth in this Section 4(e) shall be subject to adjustment as provided in Section 7, but only to the extent such adjustments would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

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          Section 5.  Duration of Plan.  No awards shall be granted under this
Plan after January 3, 2002.  Although Common Shares may be issued after
January 3, 2002, pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after January 3, 2012.

          Section 6.  Administration of Plan.

          (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is a "Non-Employee Director" (as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time). In addition, if Awards are to be made to persons subject to Section 162(m) of the Code and such awards are intended to constitute Performance-Based Compensation, then each of the Committee's members shall also be an "outside director," as such term is defined in the regulations under Section 162(m) of the Code.

          (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                 (i) adopt, amend and rescind rules and regulations relating to this Plan;

                 (ii)    determine which persons meet the requirements of
          Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

                 (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

                 (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

                 (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

          Section 7. Adjustments. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless such event shall cause a termination of the Incentive Stock Options or other Awards, or the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

          Section 8. Amendment and Termination of Plan. The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

          Section 9. Effective Date of Plan. This Plan shall be effective as of January 3, 1992, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under the Plan until it has been approved by the affirmative vote of the holders of a majority of the outstanding Common Shares in accordance with applicable state laws.